Exhibit 99.1
THE REALREAL ANNOUNCES SECOND QUARTER 2022 RESULTS
Q2 2022 GMV Increased 30% Year-Over-Year
Q2 2022 Total Revenue Increased 47% Year-Over-Year
Q2 2022 Net Income of $(53.2) million or (34.4)% of Total Revenue
Q2 2022 Adjusted EBITDA of $(28.8) million or (18.7)% of Total Revenue

SAN FRANCISCO, August 9, 2022 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its second quarter ended June 30, 2022. The company reported solid top-line growth and significant operating expense leverage. Second quarter 2022 gross merchandise value (GMV) and total revenue and increased 30% and 47% respectively, compared to the second quarter of 2021. Second quarter 2022 net income was $(53.2) million or (34.4)% of total revenue. Second quarter 2022 Adjusted EBITDA loss improved to $(28.8) million or (18.7%) of total revenue compared to $(32.9) million or (31.4)% of total revenue in the prior year.

“Overall, The RealReal delivered solid results in the second quarter of 2022. While top-line GMV growth was slightly lower than expected, we met our revenue projections and exceeded our guidance on Adjusted EBITDA. Our top-line growth experienced some pressure during the second quarter due to a sales labor-related supply shortfall and a mix of product sold more reflective of our pre-COVID mix. We implemented multiple strategies to address the sales labor-related supply shortfall, including by refocusing recruitment efforts on staffing the sales team, hiring a new Chief Revenue Officer, selectively increasing compensation in key markets, and utilizing technology for consignors to self-serve. We believe these actions are meaningful steps in addressing the underlying labor shortage and position us well for a step-up in supply for the fourth quarter of 2022. Furthermore, our leads and opportunities for consignment remain robust,” said Rati Sahi Levesque, Co-Interim Chief Executive Officer (“CEO”), President, and Chief Operating Officer of The RealReal.

Robert Julian, Co-Interim CEO and Chief Financial Officer of The RealReal, stated, “During the second quarter of 2022, we continued to see strong demand in our business, especially for women’s apparel, shoes and handbags. Like many companies, we are monitoring the broader economic situation, and we are taking proactive steps to manage costs and cash flows, including by reducing discretionary spending and slowing hiring for open support roles. Given the sales labor-related supply shortfall coming out of the second quarter and the shift in consumer demand more reflective of our pre-COVID mix, we are reducing our full year 2022 guidance. However, we are confident about our long-term strategy and prospects. We continue to project that we are on track to achieve Adjusted EBITDA profitability on a full year basis in 2024 and our Vision 2025 Adjusted EBITDA target, assuming continued top-line growth, variable cost productivity and fixed cost leverage.”

During the second quarter, the Company also announced that our Founder, CEO and Chair and member of The RealReal Board of Directors, Julie Wainwright, stepped down from her CEO and director roles at The RealReal. The RealReal Board of Directors has retained Spencer Stuart, a third-party executive search firm, to run a comprehensive search process, which will include both internal and external candidates to identify the Company’s next permanent CEO.
Second Quarter Financial Highlights
•GMV was $454 million, an increase of 30% compared to the same period in 2021
•Total Revenue was $154 million, an increase of 47% compared to the same period in 2021
•Net Loss was $53.2 million or (34.4)% of total revenue compared to $71 million or (67.4)% in the same period in 2021
•Adjusted EBITDA was $(28.8) million or (18.7)% of total revenue compared to $(32.9) million or (31.4)% of total revenue in the second quarter of 2021
•GAAP basic and diluted net loss per share was $(0.56) compared to $(0.78) in the prior year period
•Non-GAAP basic and diluted net loss per share was $(0.40) compared to $(0.50) in the prior year period

•Top-line-related Metrics
◦Trailing 12 months (TTM) active buyers reached 889,000, an increase of 22% compared to the same period in 2021
◦Orders reached 934,000 in the second quarter, an increase of 39% compared to the same period in 2021
◦Average order value (AOV) was $486, a decrease of 7% compared to the same period in 2021
◦Lower AOV was driven by a year-over-year decrease in average selling prices (ASPs) driven by a shift in demand from high value items to more ready-to-wear items, partially offset by an increase in units per transaction (UPT).
◦GMV from repeat buyers was 85% which was roughly flat to prior year

Q3 and Full Year 2022 Guidance
Based on market conditions as of August 9, 2022, we are providing the following guidance for the third quarter and full year 2022 GMV, total revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

	Q3 2022	Full Year 2022
GMV	$430 - $450 million	$1,850 - $1,900 million
Total Revenue	$145 - $155 million	$615 - $635 million
Adjusted EBITDA	$(30) - $(26) million	$(110) - $(100) million

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

Webcast and Conference Call
The RealReal will post a stockholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results and host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to answer questions regarding its results. Investors and analysts can access the call by dialing (833) 636-0806 in the U.S. or (412) 902-4244 internationally. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 28 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service. At our 19 retail locations, including our 16 shoppable stores, customers can sell, meet with our experts and receive free valuations.
Investor Relations Contact:
Caitlin Howe
Vice President, Investor Relations
IR@therealreal.com

Press Contact:
Laura Hogya
Head of Communications
pr@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events and uncertainty surrounding macro-economic trends, inflation and the COVID-19 pandemic, and our financial guidance, timeline to profitability, 2025 vision and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic on our operations and our business environment, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, restructuring charges, CEO transition costs, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense and related payroll tax, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Consignment revenue	$96,917	$72,452	$180,906	$137,339
Direct revenue	42,646	22,460	91,469	46,195
Shipping services revenue	14,872	10,000	28,760	20,195
Total revenue	154,435	104,912	301,135	203,729
Cost of revenue:
Cost of consignment revenue	14,254	10,506	27,987	19,710
Cost of direct revenue	36,660	19,975	76,694	40,340
Cost of shipping services revenue	15,834	11,018	30,150	21,928
Total cost of revenue	66,748	41,499	134,831	81,978
Gross profit	87,687	63,413	166,304	121,751
Operating expenses:
Marketing	16,997	13,109	34,958	28,670
Operations and technology	69,428	59,837	136,529	111,771
Selling, general and administrative	52,245	44,264	100,203	87,592
Legal settlement	—	11,000	304	11,288
Total operating expenses (1)	138,670	128,210	271,994	239,321
Loss from operations	(50,983)	(64,797)	(105,690)	(117,570)
Interest income	260	107	358	194
Interest expense	(2,675)	(6,006)	(5,339)	(9,302)
Other income (expense), net	266	—	127	17
Loss before provision for income taxes	(53,132)	(70,696)	(110,544)	(126,661)
Provision for income taxes	33	27	33	55
Net loss attributable to common stockholders	$(53,165)	$(70,723)	$(110,577)	$(126,716)
Net loss per share attributable to common stockholders, basic and diluted	$(0.56)	$(0.78)	$(1.17)	$(1.40)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	94,901,943	91,062,220	94,192,963	90,555,963

(1) Includes stock-based compensation as follows:
Marketing	$614	$560	$1,207	$1,296
Operating and technology	5,616	5,550	10,865	10,246
Selling, general and administrative	7,435	6,703	14,107	12,190
Total	$13,665	$12,813	$26,179	$23,732

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$315,890	$418,171
Accounts receivable, net	6,364	7,767
Inventory, net	74,030	71,015
Prepaid expenses and other current assets	20,715	20,859
Total current assets	416,999	517,812
Property and equipment, net	92,991	89,286
Operating lease right-of-use assets	135,634	145,311
Other assets	2,790	2,535
Total assets	$648,414	$754,944
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$8,052	$4,503
Accrued consignor payable	64,443	71,042
Operating lease liabilities, current portion	19,970	18,253
Other accrued and current liabilities	79,733	94,188
Total current liabilities	172,198	187,986
Operating lease liabilities, net of current portion	133,039	143,159
Convertible senior notes, net	448,305	348,380
Other noncurrent liabilities	1,985	2,291
Total liabilities	755,527	681,816
Stockholders’ equity (deficit):
Common stock, $0.00001 par value; 500,000,000 shares authorized as of June 30, 2022, and December 31, 2021; 95,525,577 and 92,960,066 shares issued and outstanding as of June 30, 2022, and December 31, 2021, respectively	1	1
Additional paid-in capital	758,171	841,255
Accumulated deficit	(865,285)	(768,128)
Total stockholders’ equity (deficit)	(107,113)	73,128
Total liabilities and stockholders’ equity (deficit)	$648,414	$754,944

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(110,577)	$(126,716)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	13,060	11,806
Stock-based compensation expense	26,179	23,732
Reduction of operating lease right-of-use assets	9,669	9,788
Bad debt expense	680	482
Accrued interest on convertible notes	—	894
Accretion of debt discounts and issuance costs	1,293	5,803
Loss on disposal/sale of property and equipment and impairment of capitalized proprietary software	229	—
Other adjustments	—	46
Changes in operating assets and liabilities:
Accounts receivable, net	723	923
Inventory, net	(3,015)	(16,757)
Prepaid expenses and other current assets	238	(633)
Other assets	(351)	(766)
Operating lease liability	(8,395)	(8,066)
Accounts payable	3,567	(1,873)
Accrued consignor payable	(6,599)	(2,018)
Other accrued and current liabilities	(14,421)	14,621
Other noncurrent liabilities	(184)	418
Net cash used in operating activities	(87,904)	(88,316)
Cash flow from investing activities:
Proceeds from maturities of short-term investments	—	4,000
Capitalized proprietary software development costs	(6,620)	(4,821)
Purchases of property and equipment	(9,599)	(20,642)
Net cash used in investing activities	(16,219)	(21,463)
Cash flow from financing activities:
Proceeds from issuance of 2028 convertible senior notes, net of issuance costs	—	278,396
Purchase of capped calls in conjunction with the issuance of the 2028 convertible senior notes	—	(33,666)
Proceeds from exercise of stock options	965	4,759
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	900	1,092
Taxes paid related to restricted stock vesting	(23)	—
Net cash provided by financing activities	1,842	250,581
Net increase (decrease) in cash and cash equivalents	(102,281)	140,802
Cash and cash equivalents
Beginning of period	418,171	350,846
End of period	$315,890	$491,648

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted EBITDA Reconciliation:
Net loss	$(53,165)	$(70,723)	$(110,577)	$(126,716)
Depreciation and amortization	6,696	6,371	13,060	11,806
Stock-based compensation (1)	13,665	12,813	26,179	23,732
CEO separation benefits (2)	902	—	902	—
CEO transition costs (3)	566	—	566	—
Payroll taxes expense on employee stock transactions	70	216	275	722
Legal settlement	—	11,000	304	11,288
Restructuring charges (4)	275	1,503	275	1,503
Interest income	(260)	(107)	(358)	(194)
Interest expense	2,675	6,006	5,339	9,302
Other (income) expense, net	(266)	—	(127)	(17)
Provision for income taxes	33	27	33	55
Adjusted EBITDA	$(28,809)	$(32,894)	$(64,129)	$(68,519)
(1) The stock-based compensation expense for the three and six months ended June 30, 2022 includes a one-time charge of $1.0M related to the modification of certain equity awards pursuant to the terms of the transition and separation agreement entered into with our founder, Julie Wainwright, in connection with her resignation as Chief Executive Officer ("CEO") on June 6, 2022 (the "Separation Agreement").
(2) The separation benefit charges for the three and six months ended June 30, 2022 consists of base salary, bonus and benefits for the 2022 fiscal year, as well as an additional twelve months of base salary and benefits payable to Julie Wainwright pursuant to the Separation Agreement. In addition, see footnote 1 for disclosure regarding the incremental stock-based compensation expense incurred in connection with the Separation Agreement.
(3) The CEO transition charges for the three and six months ended June 30, 2022 consist of general and administrative fees, including legal and recruiting expenses, as well as retention bonuses for certain executives incurred in connection with our founder's resignation.
(4) The restructuring charges for the three and six months ended June 30, 2022 consists of employee severance payments and benefits. The restructuring charges for the three and six months ended June 30, 2021 consist of the costs to transition operations from the Brisbane warehouse to our new Phoenix warehouse.
A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(53,165)	$(70,723)	$(110,577)	$(126,716)
Stock-based compensation	13,665	12,813	26,179	23,732
CEO separation benefits	902	—	902	—
CEO transition costs	566	—	566	—
Payroll tax expense on employee stock transactions	70	216	275	722
Legal settlement	—	11,000	304	11,288
Restructuring charges	275	1,503	275	1,503
Provision for income taxes	33	27	33	55
Non-GAAP net loss attributable to common stockholders	$(37,654)	$(45,164)	$(82,043)	$(89,416)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	94,901,943	91,062,220	94,192,963	90,555,963
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.40)	$(0.50)	$(0.87)	$(0.99)

The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash used in operating activities	$(38,550)	$(40,508)	$(87,904)	$(88,316)
Purchase of property and equipment and capitalized proprietary software development costs	(7,772)	(17,133)	(16,219)	(25,463)
Free Cash Flow	$(46,322)	$(57,641)	$(104,123)	$(113,779)

Key Financial and Operating Metrics:

	June 30, 2020	September 30 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
	(in thousands, except for AOV and percentages)
GMV	$182,771	$245,355	$301,219	$327,327	$350,001	$367,925	$437,179	$428,206	$454,163
NMV	$139,797	$189,059	$223,390	$244,162	$256,509	$273,417	$318,265	$310,511	$332,508
Consignment Revenue	$40,056	$55,850	$61,285	$64,887	$72,452	$78,373	$86,508	$83,989	$96,917
Direct Revenue	$10,523	$13,645	$15,512	$23,735	$22,460	$29,387	$45,262	$48,823	$42,646
Shipping Services Revenue	$6,712	$8,302	$10,035	$10,195	$10,000	$11,078	$13,355	$13,888	$14,872
Number of Orders	438	550	671	690	673	757	861	878	934
Take Rate	36.0%	35.4%	35.7%	34.3%	34.5%	34.9%	35.0%	35.7%	36.1%
Active Buyers	612	617	649	687	730	772	797	828	889
AOV	$417	$446	$449	$474	$520	$486	$508	$487	$486
% of GMV from Repeat Buyers	82.3%	82.9%	82.4%	83.6%	84.5%	84.1%	83.8%	85.0%	84.7%